UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

NovoCure Limited

(Exact name of registrant as specified in its charter)

Jersey	001-37565	98-1057807
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Le Masurier House La Rue Le Masurier St. Helier, Jersey JE2 4YE (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +44 (0)15 3475 6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On May 10, 2017, NovoCure Limited (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”).  The Company’s shareholders elected Martin J. Madden as a Class II director effective immediately, with a term expiring at the annual meeting of shareholders in 2020. The Board appointed Mr. Madden to the Board of Director’s Audit Committee and Nominating and Corporate Governance Committee. A copy of the Company’s press release issued on May 11, 2017, regarding Mr. Madden’s election is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The election of Mr. Madden was not pursuant to any arrangement or understanding between Mr. Madden and any third party. As of the date of this report, neither Mr. Madden, nor any of his immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Madden will be compensated consistent with the compensation programs for non-employee directors. Upon his election to the Board, he was awarded an option to purchase 23,600 ordinary shares at an exercise price of $12.30 per share pursuant to the Company’s 2015 Omnibus Incentive Plan, which options shall vest on the earlier of (i) May 10, 2018 or (ii) the date of the Company’s 2018 annual general shareholder meeting.

Adoption of revised forms of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement under the 2015 Omnibus Incentive Plan

On May 8, 2017, the Compensation Committee of the Board of Directors of the Company adopted a revised form of incentive stock option award agreement and a revised form of non-qualified stock option agreement for use in the United States (collectively, the “Award Agreements”). The Award Agreements were adopted under the Company’s 2015 Omnibus Incentive Plan (the “Plan”) in order to facilitate the Company’s grant of stock options with a variety of terms and vesting criteria as permitted by the Plan documents.

A summary of the material terms of the Plan is set forth in the Company’s Amendment No. 2 to Form S-1 Registration Statement filed with the Securities and Exchange Commission on October 1, 2015 under the section entitled “ 2015 omnibus incentive plan ”, beginning on page 137, and is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the text of the Plan, the Award Agreements and the other forms of grant notice and award agreements under the Plan, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting held on May 10, 2017, proxies and in-person shareholders representing 55,737,782 shares of the Company’s ordinary shares, or approximately 63% of the total shares entitled to vote, were present in person or by proxy and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on March 28, 2017.

1.   Election of Directors.  The nominees for election to the Company’s Board of Directors were elected as Class II directors to hold office until the Company’s 2020 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their offices are vacated, based upon the following votes:

For	Against	Abstain	Broker non-votes
Louis J. Lavigne, Jr.	42,291,448	873,560	9,151	12,563,623
Kinyip Gabriel Leung	41,649,276	1,515,532	9,351	12,563,623
Martin J. Madden	43,126,217	38,026	9,916	12,563,623
Gert Lennart Perlhagen	41,715,334	1,449,674	9,151	12,563,623

2.  Ratification of Independent Registered Public Accounting Firm.  The proposal to approve and ratify the appointment, by the audit committee of the Company’s Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“Kost Forer”), as the auditor and independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017 was approved based upon the following votes:

For	Against	Abstain
55,444,318	280,316	13,148

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement pursuant to the 2015 Omnibus Incentive Plan
10.2	Form of Non-Qualified Stock Option Agreement pursuant to the 2015 Omnibus Incentive Plan
99.1	Press release issued by the Company dated May 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited

(Registrant)

Date: May 12, 2017

By: /s/ Wilhelmus Groenhuysen

       Name: Wilhelmus Groenhuysen

       Title: Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement pursuant to the 2015 Omnibus Incentive Plan
10.2	Form of Non-Qualified Stock Option Agreement pursuant to the 2015 Omnibus Incentive Plan
99.1	Press release issued by the Company dated May 11, 2017